Exhibit 99.1

Anne Spitza	Ken Rizvi
Corporate Communications	Vice President and Treasurer
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	ken.rizvi@onsemi.com

ON Semiconductor Reports Fourth Quarter and 2011 Annual Results

For the fourth quarter of 2011, highlights include:

•	Total revenues of approximately $767.9 million

•	GAAP gross margin of 31.1 percent

•	Non-GAAP gross margin of 32.9 percent

•	GAAP net loss per fully diluted share of $0.02

•	Non-GAAP net income per fully diluted share of $0.13

•	Record cash, cash equivalents and short-term investments of $901.5 million

•	Completed a $325 million five-year senior revolving credit facility

•	Extended debt maturity of $198.6 million of 2.625% convertible senior subordinated notes from December 2013 to December 2016 via a notes exchange

For 2011, highlights include:

•	Record total revenues of approximately $3.442 billion, up approximately 49 percent compared to 2010

•	Record adjusted EBITDA of $626.7 million

•	Completed the acquisitions of SANYO Semiconductor in January and the CMOS Image Sensor Business Unit from Cypress Semiconductor in February

PHOENIX, Ariz. – Feb. 8, 2012 – ON Semiconductor Corporation (Nasdaq: ONNN) today announced that total revenues in the fourth quarter of 2011 were $767.9 million, a decrease of approximately 14 percent from the third quarter of 2011. During the fourth quarter of 2011, as previously indicated, the company was negatively impacted from the flood in Thailand. During the fourth quarter of 2011, the company reported a GAAP net loss of $8.8 million, or $0.02 per fully diluted share. The fourth quarter 2011 GAAP net loss was impacted by $67.2 million of special items which include restructuring, asset impairment and other charges, which were primarily related to the Thailand flood and charges associated with the convertible notes exchange. The complete special item details can be found in the attached schedules.

Fourth quarter 2011 non-GAAP net income was $58.4 million, or $0.13 per share on a fully diluted basis. Third quarter 2011 non-GAAP net income was $110.5 million, or $0.24 per share on a fully diluted basis. A reconciliation of these non-GAAP financial measures (and other non-GAAP measures used elsewhere in this release, such as non-GAAP gross margin and adjusted EBITDA) to the company’s most directly comparable measures prepared in accordance with U.S. GAAP are set forth in the attached schedules and on our website at http://www.onsemi.com/.

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ON Semiconductor Reports Fourth Quarter and 2011 Annual Results

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On a mix-adjusted basis, average selling prices for ON Semiconductor in the fourth quarter of 2011 were down approximately two to three percent when compared to the third quarter of 2011. Total company GAAP gross margin in the fourth quarter was 31.1 percent. Total company GAAP gross margin in the fourth quarter included a net charge of approximately $13.3 million, or approximately 180 basis points, from special items including the Thailand related inventory write down. Total company non-GAAP gross margin in the fourth quarter was 32.9 percent.

Adjusted EBITDA for the fourth quarter of 2011 was $122.0 million. Adjusted EBITDA for the third quarter of 2011 was $169.9 million.

Total revenues for 2011 were a record $3.442 billion, an increase of approximately 49 percent from $2.313 billion in 2010. During 2011, the company reported GAAP net income of $11.6 million, or $0.03 per fully diluted share. The 2011 GAAP net income included net charges of $383.5 million from special items. During 2010, the company reported GAAP net income of $290.5 million, or $0.65 per fully diluted share. The 2010 GAAP net income included net charges of $105.3 million from special items. The special item details can be found in the attached schedules.

The non-GAAP net income for 2011 was $395.1 million, or $0.86 per share on a fully diluted basis. The non-GAAP net income for 2010 was $395.8 million, or $0.89 per share on a fully diluted basis.

The company’s GAAP gross margin in 2011 was 29.3 percent. GAAP gross margin in 2011 included a net charge of approximately $190.8 million, or approximately 550 basis points, from special items. Non-GAAP gross margin in 2011 was 34.8 percent. The company’s GAAP gross margin in 2010 was 41.3 percent. GAAP gross margin in 2010 included a net charge of approximately $10.4 million, or approximately 50 basis points, from special items. Non-GAAP gross margin in 2010 was 41.8 percent. The special item details can be found in the attached schedules.

“2011 was a transformational year for the company,” said Keith Jackson, ON Semiconductor president and CEO. “During the year we completed the acquisitions of SANYO Semiconductor and the CMOS Image Sensor Business Unit. We achieved record annual revenues and adjusted EBITDA in 2011 and ended the year with our highest cash, cash equivalents and short term-investments in our history at over $900 million. After a challenging second half of 2011 for the industry and ON Semiconductor, we believe that the first quarter of 2012 represents the bottom of the current semiconductor cycle.”

FIRST QUARTER 2012 OUTLOOK

“During the fourth quarter, the company faced significant challenges related to the flood in Thailand and the resulting damage to our SANYO Semiconductor manufacturing facilities located in that country,” Jackson said. “Our SANYO Semiconductor segment revenue in the first quarter of 2012 will continue to be negatively impacted by lower production capacity as a result of the Thailand flood. We are, however, expecting SANYO Semiconductor revenues to be approximately flat compared to the fourth quarter of 2011 as orders that were fulfilled out of finished goods inventory in the fourth quarter of 2011 will begin to be fulfilled from production capacity at other locations within our global internal and external manufacturing network in the first quarter of 2012. We also believe that the historical ON Semiconductor business will be seasonally down in the first quarter of 2012.”

ON Semiconductor Reports Fourth Quarter and 2011 Annual Results

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“Based upon product booking trends, backlog levels and estimated turns levels, we anticipate that total ON Semiconductor revenues will be approximately $720 to $760 million in the first quarter of 2012,” Jackson said. “Backlog levels for the first quarter of 2012 represent approximately 80 to 85 percent of our anticipated first quarter 2012 revenues. We expect that average selling prices for the first quarter of 2012 will be down approximately two to three percent when compared to the fourth quarter of 2011. The non-GAAP outlook for the first quarter of 2012 includes stock-based compensation expense of approximately $8 to $10 million.”

The following table outlines ON Semiconductor’s projected first quarter of 2012 GAAP and non-GAAP outlook.

ON SEMICONDUCTOR Q1 2012 BUSINESS OUTLOOK

	Total ON Semiconductor GAAP	Special Items ***	Total ON Semiconductor Non-GAAP****
Revenue	$720 to $760 million		$720 to $760 million
Gross Margin	31.5% to 32.5%		31.5% to 32.5%
Operating Expenses	$195 to $200 million	$15 million	$180 to $185 million
Net Interest Expense / Other Expenses	$12 million		$12 million
Convertible Notes, Non-cash Interest Expense*	$9 million	$9 million	$0 million
Tax	$4 to $5 million		$4 to $5 million
Fully Diluted Share Count **	460 million		460 million

*	Convertible Notes, Non-cash Interest Expense is pursuant to FASB’s Accounting Standards Codification (“ASC”) Topic 470: Debt.

**	Fully diluted share count can vary for, among other things, the actual exercise of options or restricted stock units, the incremental dilutive shares from all of the company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. Please refer to the table on our website for potential changes to the Fully Diluted Share Count. This table can be found on our website at http://www.onsemi.com under Investors—Investor Relations, Quarterly Results.

***	Special Items can include: amortization of intangible assets, amortization of acquisition-related intangibles, expensing of inventory fair market value step-up, inventory write downs, purchased in-process research and development expenses, inventory valuation adjustments, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, income tax adjustments to approximate cash taxes, non-cash interest expense, their related tax effects and certain other special items as appropriate.

****	Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with GAAP. We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that — when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases — provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 5:00 p.m. Eastern Time (ET) on February 8, 2012, to discuss this announcement and ON Semiconductor’s fourth quarter and 2011 annual results. The company will also provide a real-time audio webcast of the teleconference on the Investor

ON Semiconductor Reports Fourth Quarter and 2011 Annual Results

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Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (888) 546-9664 (U.S./Canada) or (973) 935-8144 (International). In order to join this conference call, you will be required to provide the Conference ID Number — which is 48965565. Approximately one hour following the live broadcast, the company will provide a dial-in replay that will continue to be available through February 15, 2012. To listen to the teleconference replay, call (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). You will be required to provide the Conference ID Number — which is 48965565.

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) is a premier supplier of high performance, silicon solutions for energy efficient electronics. The company's broad portfolio of power and signal management, logic, discrete and custom devices helps customers effectively solve their design challenges in automotive, communications, computing, consumer, industrial, LED lighting, medical, military/aerospace and power applications. ON Semiconductor operates a world-class, value-added supply chain and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor. These forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on information available to us as of the date of this release, our current expectations, forecasts and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are the uncertainty surrounding natural disasters, including the ongoing impact of the flood in Thailand, including availability of historical books and financial and corporate records and data, labor and supply costs, our ability to effectively shift production to other facilities in order to maintain supply continuity for our customers, any impact on our controls and procedures, our ability to collect on insurance claims and the timing thereof, the fact that the timing of events could differ materially from those anticipated, uncertainties as to restructuring, impairment and other costs and charges including the potential for unanticipated charges not currently contemplated and our revenues and operating performance. Other factors include poor economic conditions and markets (including current credit and financial conditions), effects of exchange rate fluctuations, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, enforcement and protection of our intellectual property rights and related risks, availability of raw materials, electricity, gas, water and other supply chain uncertainties, our ability to effectively shift production to other facilities in order to maintain supply continuity for our customers, variable demand and the aggressive pricing environment for semiconductor products, our ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products, competitor actions including the adverse impact of competitor product announcements, pricing and gross profit pressures, loss of key customers, order cancellations or reduced

ON Semiconductor Reports Fourth Quarter and 2011 Annual Results

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bookings, changes in manufacturing yields, control of costs and expenses and realization of cost savings from restructurings and synergies, significant litigation, risks associated with decisions to expend cash reserves for various uses such as debt prepayment or acquisitions rather than to retain such cash for future needs, risks associated with acquisitions and dispositions (including from integrating and consolidating, and timely filing financial information with the Securities and Exchange Commission for, acquired businesses, such as SANYO Semiconductor, and difficulties encountered in accurately predicting the future financial performance of acquired businesses, such as SANYO Semiconductor), risks associated with our substantial leverage and restrictive covenants in our debt agreements from time to time, risks associated with our worldwide operations including foreign employment and labor matters associated with unions and collective bargaining arrangements as well as man-made and/or natural disasters such as the flooding in Thailand or the Japan earthquake and tsunami affecting our operations and finances/financials, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), risks related to new legal requirements and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the Securities and Exchange Commission. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and investors could lose all or part of their investment. Readers are cautioned not to place undue reliance on forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

ON Semiconductor Reports Fourth Quarter and 2011 Annual Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Year Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Revenues	$767.9	$898.0	$579.2	$3,442.3	$2,313.4
Cost of revenues	528.7	636.9	341.6	2,433.5	1,357.4

Gross profit	239.2	261.1	237.6	1,008.8	956.0
Gross margin	31.1%	29.1%	41.0%	29.3%	41.3%

Operating expenses:
Research and development	90.7	91.5	59.4	362.5	248.0
Selling and marketing	46.1	48.4	38.0	195.1	145.6
General and administrative	41.1	51.9	31.9	192.4	129.9
Amortization of acquisition-related intangible assets	11.0	10.6	7.9	42.7	31.7
Restructuring, asset impairments and other, net	19.8	65.4	3.5	102.7	10.5
Goodwill and intangible asset impairment charges	—	—	16.1	—	16.1

Total operating expenses	208.7	267.8	156.8	895.4	581.8

Operating income (loss)	30.5	(6.7)	80.8	113.4	374.2

Other income (expenses), net:
Interest expense	(16.4)	(16.9)	(16.4)	(68.9)	(61.4)
Interest income	0.3	0.3	0.1	1.1	0.5
Other	(2.3)	(3.1)	0.1	(8.9)	(6.9)
Loss on debt repurchase and exchange	(17.9)	(5.3)	—	(23.2)	(0.7)
Gain on SANYO Semiconductor acquisition	—	—	—	24.3	—

Other expenses, net	(36.3)	(25.0)	(16.2)	(75.6)	(68.5)

Income (loss) before income taxes	(5.8)	(31.7)	64.6	37.8	305.7
Income tax provision	(1.6)	(17.3)	(3.4)	(22.9)	(12.8)

Net income (loss)	(7.4)	(49.0)	61.2	14.9	292.9
Net income attributable to minority interest	(1.4)	(0.4)	(0.2)	(3.3)	(2.4)

Net income (loss) attributable to ON Semiconductor Corporation	$(8.8)	$(49.4)	$61.0	$11.6	$290.5

Net income (loss) per common share attributable to ON Semiconductor Corporation:
Basic:	$(0.02)	$(0.11)	$0.14	$0.03	$0.67

Diluted:	$(0.02)	$(0.11)	$0.14	$0.03	$0.65

Weighted average common shares outstanding:
Basic	450.4	448.8	434.2	446.7	431.0

Diluted:	450.4	448.8	447.5	457.2	444.4

ON Semiconductor Reports Fourth Quarter and 2011 Annual Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	December 31, 2011	September 30, 2011 (1)	December 31, 2010
Assets
Cash and cash equivalents	$652.9	$659.3	$623.3
Short-term investments	248.6	178.4	—
Receivables, net	457.2	539.0	294.6
Inventories	637.4	686.5	360.8
Other current assets	121.6	90.3	63.6
Deferred income taxes, net of allowances	10.0	14.6	15.7

Total current assets	2,127.7	2,168.1	1,358.0
Restricted cash	—	—	142.1
Property, plant and equipment, net	1,109.5	1,130.8	864.3
Deferred income taxes, net of allowances	34.2	72.2	—
Goodwill	198.7	199.2	191.2
Intangible assets, net	337.2	348.3	303.0
Other assets	76.2	73.2	60.6

Total assets	$3,883.5	$3,991.8	$2,919.2

Liabilities, Minority Interests and Stockholders’ Equity
Accounts payable	$451.8	$472.6	$256.9
Accrued expenses	239.8	220.4	162.6
Income taxes payable	7.5	13.8	5.1
Accrued interest	0.7	4.0	0.8
Deferred income on sales to distributors	172.0	188.4	149.5
Deferred income taxes, net of allowances	33.6	69.7	—
Current portion of long-term debt	370.1	288.2	136.0

Total current liabilities	1,275.5	1,257.1	710.9
Long-term debt	836.9	948.8	752.8
Other long-term liabilities	260.1	275.5	49.3
Deferred income taxes, net of allowances	17.5	21.1	18.2

Total liabilities	2,390.0	2,502.5	1,531.2

ON Semiconductor Corporation stockholders’ equity:
Common stock	5.0	5.0	4.9
Additional paid-in capital	3,113.5	3,102.5	3,016.1
Accumulated other comprehensive loss	(46.7)	(51.2)	(59.1)
Accumulated deficit	(1,202.3)	(1,193.5)	(1,213.9)
Less: treasury stock, at cost	(401.3)	(397.4)	(382.0)

Total ON Semiconductor Corporation stockholders’ equity	1,468.2	1,465.4	1,366.0
Minority interest in consolidated subsidiaries	25.3	23.9	22.0

Total equity	1,493.5	1,489.3	1,388.0

Total liabilities and equity	$3,883.5	$3,991.8	$2,919.2

(1)	The consolidated balance sheet has been revised to reflect adjustments to the previously reported purchase price allocation. As required by Accounting Standards Codification (“ASC”) Topic 805, Business Combinations any adjustments to the initial purchase price allocation should be recorded and reported on a retrospective basis.

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA* AND

CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Year Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net income (loss)	$(7.4)	$(49.0)	$61.2	$14.9	$292.9
Plus:
Depreciation and amortization	62.6	56.9	44.5	229.4	166.9
Interest expense	16.4	16.9	16.4	68.9	61.4
Interest income	(0.3)	(0.3)	(0.1)	(1.1)	(0.5)
Income tax provision	1.6	17.3	3.4	22.9	12.8
Net income attributable to minority interest	(1.4)	(0.4)	(0.2)	(3.3)	(2.4)
Restructuring, asset impairments and other, net	19.8	65.4	3.5	102.7	10.5
Goodwill and intangible asset impairment	—	—	16.1	—	16.1
Non-cash manufacturing expenses	—	—	—	80.4	—
Actuarial (gains) losses on pension plans and other pension benefits	0.8	5.7	—	6.5	—
SANYO inventory valuation adjustment	—	41.5	—	41.5	—
Gain on SANYO Semiconductor acquisition	—	—	—	(24.3)	—
Loss on debt repurchase and exchange	17.9	5.3	—	23.2	0.7
Thailand inventory write down	6.7	—	—	6.7	—
Expensing of inventory fair market value step up	5.3	10.6	0.6	58.3	8.0

Adjusted EBITDA*	122.0	169.9	145.4	626.7	566.4
Increase (decrease):
Interest expense	(16.4)	(16.9)	(16.4)	(68.9)	(61.4)
Interest income	0.3	0.3	0.1	1.1	0.5
Income tax provision	(1.6)	(17.3)	(3.4)	(22.9)	(12.8)
Net income attributable to minority interest	1.4	0.4	0.2	3.3	2.4
Actuarial (gains) losses on pension plans and other pension benefits	(0.8)	(5.7)	—	(6.5)	—
SANYO inventory valuation adjustment	—	(41.5)	—	(41.5)	—
Restructuring, asset impairments and other, net	(19.8)	(65.4)	(3.5)	(102.7)	(10.5)
Non-cash portion intangible asset impairment	—	0.5	—	0.5
Non-cash impairment charges	25.1	61.2	—	86.3
Thailand inventory write down	(6.7)	—	—	(6.7)	—
Expensing of inventory fair market value step up	(5.3)	(10.6)	(0.6)	(58.3)	(8.0)
Recovery from insurance proceeds on property, plant and equipment	(13.3)	—	—	(13.3)	—
Non-cash portion of insurance recovery	(23.9)	—	—	(23.9)	—
Stock compensation expense	6.6	6.0	11.2	33.5	52.5
Gain on sale or disposal of fixed assets	(1.8)	(1.8)	(1.7)	(8.7)	(6.9)
Amortization of debt issuance costs and debt discount	0.5	0.6	0.6	2.3	2.5
Provision for excess inventories	30.4	14.9	7.3	49.1	10.0
Non-cash interest expense	8.4	8.9	8.4	34.9	33.7
Deferred income taxes	3.0	2.0	(2.7)	(4.2)	2.6
Other	(0.3)	1.1	(0.3)	0.2	(1.8)
Changes in operating assets and liabilities	56.9	12.6	15.2	65.2	(17.4)

Net cash provided by operating activities	$164.7	$119.2	$159.8	$545.5	$551.8

* Adjusted EBITDA represents net income (loss) before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a means to evaluate period-to-period comparisons and as a performance metric for the vesting/releasing of certain of our performance-based equity awards. Adjusted EBITDA is a non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other non-GAAP financial measures used by ON Semiconductor or other companies, even if they have similar names.

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarter Ended			Year Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$239.2	$261.1	$237.6	$1,008.8	$956.0

Special items:
a) Expensing of inventory fair market value step up	5.3	10.6	0.6	58.3	8.0
b) Non-cash manufacturing expenses and amortization of intangibles	—	—	0.6	81.5	2.4
c) SANYO inventory valuation adjustment	—	41.5	—	41.5	—
d) Actuarial (gains) losses on pension plans and other pension benefits	1.3	1.5	—	2.8	—
e) Thailand inventory write down	6.7	—	—	6.7	—

Total Special items	13.3	53.6	1.2	190.8	10.4

Non-GAAP gross profit	$252.5	$314.7	$238.8	$1,199.6	$966.4

Reconciliation of GAAP gross margin to non-GAAP gross margin:

GAAP gross margin	31.1%	29.1%	41.0%	29.3%	41.3%

Special items:
a) Expensing of inventory fair market value step up	0.7%	1.2%	0.1%	1.7%	0.3%
b) Non-cash manufacturing expenses and amortization of intangibles	0.0%	0.0%	0.1%	2.4%	0.2%
c) SANYO inventory valuation adjustment	0.0%	4.6%	0.0%	1.2%	0.0%
d) Actuarial (gains) losses on pension plans and other pension benefits	0.2%	0.2%	0.0%	0.1%	0.0%
e) Thailand inventory write down	0.9%	0.0%	0.0%	0.2%	0.0%

Total Special items	1.8%	6.0%	0.2%	5.5%	0.5%

Non-GAAP gross margin	32.9%	35.0%	41.2%	34.8%	41.8%

Reconciliation of GAAP net income (loss) to non-GAAP net income:

GAAP net income (loss) attributable to ON Semiconductor Corporation	$(8.8)	$(49.4)	$61.0	$11.6	$290.5

Special items:
a) Expensing of inventory fair market value step up — cost of revenues	5.3	10.6	0.6	58.3	8.0
b) Non-cash manufacturing expenses and amortization of intangibles — cost of revenues	—	—	0.6	81.5	2.4
c) SANYO inventory valuation adjustment	—	41.5	—	41.5	—
d) Actuarial (gains) losses on pension plans and other pension benefits (cost of revenues)	1.3	1.5	—	2.8	—
e) Thailand inventory write down	6.7	—	—	6.7	—
f) Amortization of acquisition related intangible assets — operating expenses	11.0	10.6	7.9	42.7	31.7
g) Actuarial (gains) losses on pension plans and other pension benefits (operating expenses)	(0.5)	4.2	—	3.7	—
h) Restructuring, asset impairments and other, net	19.8	65.4	3.5	102.7	10.5
i) Goodwill and intangible impairment	—	—	16.1	—	16.1
j) Gain on SANYO Semiconductor acquisition	—	—	—	(24.3)	—
k) SANYO Semiconductor acquisition related costs	—	—	—	7.3	—
l) Loss on debt repurchase and exchange	17.9	5.3	—	23.2	0.7
m) Non-cash interest expense	8.4	8.9	8.4	34.9	33.7
n) Cash taxes	(2.7)	11.9	1.1	2.5	2.2

Total Special items	67.2	159.9	38.2	383.5	105.3

Non-GAAP net income	$58.4	$110.5	$99.2	$395.1	$395.8

Non-GAAP net income per share:
Basic	$0.13	$0.25	$0.23	$0.88	$0.92

Diluted	0.13	$0.24	$0.22	$0.86	$0.89

Weighted average common shares outstanding:
Basic	450.4	448.8	434.2	446.7	431.0

Diluted:	456.3	454.8	447.5	457.2	444.4

Total share-based compensation expense, related to the Company’s stock options, restricted stock units, restricted stock awards and employee stock purchase plan is included below.

	Quarter Ended			Year Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Cost of revenues	$1.4	$1.3	$3.0	$6.3	$14.1
Research and development	1.4	1.6	2.4	6.9	10.5
Selling and marketing	1.5	1.3	2.2	6.4	9.7
General and administrative	2.3	1.8	3.6	13.9	17.9
Restructuring	—	—	—	—	0.5

Total share-based compensation expense	$6.6	$6.0	$11.2	$33.5	$52.7

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, ON Semiconductor uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects, income tax adjustments to approximate cash taxes, and certain other special items as necessary. Management does not consider these charges in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor’s current performance. Most analysts covering ON Semiconductor use the non-GAAP measures as well. Given management’s use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

— Non-GAAP gross profit and gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including expensing of appraised inventory fair market value step up and amortization of intangible assets. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

— Non-GAAP net income and net income per share. The use of these non-GAAP financial measures allows management to evaluate the operating results of ON Semiconductor’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects and certain other special items as appropriate. In addition, they are important components of management’s internal performance measurement and reward process as they are used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.